 MEMBERSHIP PURCHASE AGREEMENT

BETWEEN

TUSTON BROWN; AS SELLER

AND

CLEARWATER VENTURES, INC.; AS PURCHASER

FEBRUARY 25, 2014

MEMBERSHIP PURCHASE AGREEMENT

THIS MEMBERSHIP PURCHASE AGREEMENT ("Agreement") has been made and entered into as of this 25th day of February, 2014, between TUSTON BROWN, an individual resident of Nevada ("Seller") and CLEARWATER VENTURES, INC., a Nevada Corporation (the "Purchaser"). The Seller and Purchaser are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, the Parties hereto desire to effect a membership sale (the "Membership Sale") pursuant to which Purchaser will purchase from Seller all of the membership interests (the Transferred Interests") of CLEARWATER NEVADA, LLC, a Nevada limited liability corporation (the "Company"), to be purchased by Purchaser for the consideration set forth herein. The Transferred Interests represent all of the issued and outstanding membership interests of the Company; and

WHEREAS, pursuant to the Membership Sale, Seller will sell, and Purchaser will purchase, the Transferred Interests;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

"Affiliate" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to this Agreement.

"Closing" shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the Parties, except for those documents or other items specifically required to be exchanged at a later time.

"Closing Date" shall mean one day from the date of this agreement plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs.

"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

"Encumbrance" shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership other than (a) liens for taxes not yet due and payable, or (b) liens that secure the ownership interests of lessors of equipment.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Investment Letter" shall mean the investment letter in the form attached hereto as Appendix A.

"Material Adverse Effect" means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

"Ordinary Course of Business" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party"

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"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Transaction" shall mean the Membership Sale contemplated by this Agreement.

The following appendices and schedules are attached to and form part of this Agreement:

APPENDICES

Description

Appendix A Investment Letter

SCHEDULES

Description

Schedule 2.1 Selling Shareholder's Share Ownership

ARTICLE II

THE TRANSACTION

Membership Sale. Subject to the terms and conditions of the Closing Documents, Seller hereby agree to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept, the Transferred Interests, in consideration for the delivery of 1,000,000 common shares of Purchaser (the "Purchase Price") by Purchaser to Seller to be distributed pro-rata based on share ownership of the Company as detailed in Schedule 2.1.

Securities Law Matters.

Private Offering. The Parties understand that the common shares of Purchaser to be acquired and delivered to Seller pursuant to the terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for private transactions, and that each is relying upon the truth and accuracy of the representations set forth in the Investment Letter signed by Seller and delivered concurrently with the execution of this Agreement. Each certificate representing common shares of Purchaser in the name of Seller pursuant to the terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Seller. Seller hereby represents and warrants to Purchaser that:

Organization of the Company, Foreign Qualification. The Company is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Each of the Company and Seller have the full power and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of the Company's corporate records, including its Articles of Organization, Operating Agreement, minutes, transfer records, have been delivered or made available to Purchaser. The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

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Capitalization; Ownership of Transferred Interests. The Company has an authorized capital stock consisting of membership interests which are all issued and outstanding. All of the membership interests in the Company have been validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws. All membership interests held by Seller were issued in compliance with the exemption set forth in Section 4(2) of the Securities Act The Company does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Company to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of membership interests in the Company, and no persons who previously were holders of membership interests in the Company, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights. Neither the Company nor Seller is a party to any agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any other members of the Company with respect to or concerning the purchase, sale or transfer or voting of membership interests in the Company or any other security of the Company. Seller is the sole beneficial and record holder of the Transferred Interests. Seller holds the Transferred Interests free and clear of any Encumbrance of any kind whatsoever. The Transferred Interests represent all of the issued and outstanding membership interests in the Company.

Subsidiaries. The Company does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

Real Estate. The Company does not own any real estate or any interest in any real estate.

Authority Relative to the Closing Documents; Enforceability. Seller is not suffering from any legal disability which would: (a) prevent him from executing, delivering or performing her obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against Seller and her property. The Closing documents have been duly and validly executed and delivered by Seller and each constitutes the legal, valid and binding obligation of Seller, enforceable against her in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

Title to Assets. The Company has good and marketable title free and clear of any Encumbrance in and to all of the assets and properties identified to Purchaser.

Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Organization, Operating Agreement, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against the Company, nor is the Company subject to any existing judgment which might affect the financial condition, business, property or prospects of the Company; nor has the Company received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

Compliance with Law and Government Regulations. The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Company or its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Seller that:

Organization of Purchaser; Foreign Qualification. Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Purchaser has the full power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and the Closing Agreements to which it is a party. A complete set of Purchaser's corporate records, including its Articles of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Seller. Purchaser is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, except to the extent the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect.

Capitalization; Ownership of Transferred Interests. Purchaser has an authorized capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, of which no shares are issued and outstanding and 10,000,000 shares of preferred stock of which no shares are outstanding. All of the shares of Purchaser have been validly issued, fully paid, arc non-assessable, and were issued in compliance with applicable federal and state securities laws. Purchaser does not have any outstanding subscriptions, options, preferred stock, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Purchaser to issue, or to transfer from treasury, any shares of its capital stock or membership interests, as applicable, of any class or kind, or securities convertible into such stock or interests. No persons who are now holders of Purchaser's common stock, and no persons who previously were holders of Purchaser's common stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights. There is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of Purchaser's common stock. Neither Purchaser nor any of its Affiliates, is under any obligation, contract or other arrangement to register (or maintain the registration of) any of its or their securities under federal or state securities laws. The Purchase Price Shares shall be validly issued from Purchaser's authorized common stock

Subsidiaries. Purchaser does not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business, except as disclosed in the Articles of Incorporation and By-Laws provided to Sellers.

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Real Estate. Purchaser does not own any real estate or any interest in any real estate.

Authority Relative to the Closing Documents; Enforceability. Purchaser is not suffering from any legal disability which would: (a) prevent it from executing, delivering or performing its obligations under the Closing Documents or consummating the Transaction, (b) make such execution, delivery, performance or consummation voidable or subject to necessary ratification, and (c) require the signature or consent of any third party in connection therewith for the Transaction to be binding and enforceable against Purchaser and its property. The Closing Documents have been duly and validly executed and delivered and each constitutes the legal, valid and binding obligation, enforceable against Purchaser in accordance with their respective terms, except insofar as the enforcement thereof may be limited by the Insolvency/Equity Exceptions.

Material Contracts. Except as disclosed in the Corporate Documents, Purchaser is not a party to or bound by any agreement or contract. Purchaser represents and warrants that all of its Material Contracts are terminable unilaterally by Purchaser without penalty or restriction or have already been properly terminated.

Compliance with Other Instruments; Consents. Neither the execution of any Closing Document nor the consummation of the Transaction will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of Purchaser under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which Purchaser is bound.

Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending against Purchaser, nor is Purchaser subject to any existing judgment which might affect the financial condition, business, property or prospects of Purchaser; nor has Purchaser received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

Compliance with Law and Government Regulations. Purchaser is in compliance with, and is not in violation of: applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting Purchaser or its properties or the operation of its business. Purchaser is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

ARTICLE IV

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

Brokers or Finders. Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

ARTICLE V

CLOSING DELIVERIES

The Closing. The Closing shall take place on or before the Closing Date (unless such date is extended by the mutual agreement of the Parties) at such location as agreed to by the Parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Seller and Purchaser, provided such undertakings are satisfactory to each Party's respective legal counsel.

Deliveries by the Purchaser. Purchaser hereby agrees to deliver, or cause to be delivered, to

Seller the following items on Closing:

Certified Resolution. Copies of the resolutions, certified by an officer of Purchaser, of the Board of Directors of Purchaser approving the terms of this Agreement for purposes of Nev. Rev. Stat. Sec. 78.438(1) and 78.378 - 78.3793.

Termination of Contracts. Evidence satisfactory to Seller that all material contracts and all payables and liabilities have been terminated without any payment by, or continuing liability to, the Company.

Stock Certificates. A stock certificate or certificates representing the Purchase Price Shares issued in the name Seller.

Transfer Agent Direction. A direction of Purchaser to its transfer agent to register the Purchase Price Shares in the name of Seller with the legend set forth in Article II of this Agreement or such legend as is otherwise required by law.

Deliveries by Seller. Seller hereby agrees to deliver to the Purchaser the following items on Closing:

Certified Resolutions. Copies of a resolution, certified by an officer of the Company, approving the terms of this Agreement and approving the sale of the Transferred Interests.

Investment Letter. The Investment Letter, executed by Seller.

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ARTICLE VI

CONDITIONS PRECEDENT TO PURCHASER' OBLIGATION TO CLOSE

Purchaser's obligation to purchase the Transferred Share and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

Performance of Covenants. Seller shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Article V of this Agreement

Accuracy of Representations. All of Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VII

CONDITIONS PRECEDENT TO SELLERS'S OBLIGATION TO CLOSE

The Seller's obligation to sell the Transferred Interests and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):

Performance of Covenants: Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Article V of this Agreement.

Accuracy of Representations. All of Purchaser's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VIII

MISCELLANEOUS

Assignability and Parties in Interest. This Agreement shall not be assignable by either of the Parties hereto without the consent of all other Party hereto" This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Not Arms Length Agreement. Each Party recognizes that this Transaction was not consummated at arm’s length and may be considered a "related party transaction" under SEC rules and regulations.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Nevada in connection with any action arising under or brought with respect to this Agreement.

Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

Pronouns, Etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive"

Complete Agreement. This Agreement, the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the Parties hereto.

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Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Clearwater Ventures, Inc., "Purchaser"

By: /s/ Tuston Brown

Tuston Brown, President

Tuston Brown, “Seller”

/s/ Tuston Brown

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APPENDIX A

INVESTMENT LETTER

To Whom It May Concern:

In connection with the purchase of 1,000,000 shares of the common stock (the "Shares") of Clearwater Ventures, Inc. (the "Corporation") by Tuston Brown ("Brown") pursuant to a Membership Purchase Agreement dated the 25th of February, 2014 (the "Membership Purchase Agreement"), the undersigned hereby makes the following acknowledgments, representations and warranties:

l. Investment Intent. Brown is acquiring the Shares for investment solely for his/her/its own account and not with a present view to any distribution, transfer or resale to others, including any "distribution" within the meaning of Securities Act of 1933, as amended, (the "Securities Act"). Brown understands that the Shares have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of my representations made herein.

2. Financial Ability. Brown is financially able to bear the economic risks of an investment in the Corporation and has no need for liquidity in this investment. Furthermore, the financial capacity of Brown is of such a proportion that the total cost of Brown's commitment is not material when compared with her total committed capital Brown is financially able to suffer a complete loss of this investment.

3. Experience. Brown has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares.

4. Limited Public Market. Brown understands that no public market now exists for any of the securities of the Corporation and that the Corporation has made no assurances that an active market will ever exist for the Corporation's securities.

5. Restricted Legend. Brown acknowledges that certificates representing the Shares will bear a legend substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

6. Stock Transfer. Brown is aware that stop-transfer instructions will be given to the transfer agent of the common stock of the Corporation to prevent any unauthorized or illegal transfer of the Shares.

7. Reliance for Exemptions. Brown understands that the Shares are being transferred to her pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that he is relying upon the investment and other representations made herein as the basis for such exemptions.

8. Accuracy of Purchaser Representations. Brown represents that the information and representations contained in this letter are true, correct and complete.

/s/ Tuston Brown

Tuston Brown

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SCHEDULE 2.1

SELLING MEMBER'S INTEREST OWNERSHIP

Member	Percentage	No. of Units
Tuston Brown	100%	1,000 Membership Units

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